Exhibit 99.1

Investor Relations Contact:	Media Contact:
Carolyn Bass	Mei Li
Market Street Partners	NetSuite Inc.
415.445.3232	650.627.1063
ir@netsuite.com	meili@netsuite.com

NETSUITE ANNOUNCES THIRD QUARTER 2013 FINANCIAL RESULTS

•	Record Q3 Revenue of $106.9 Million, a 34% Year-over-Year Increase

•	Quarterly Operating Cash Flows of $14.6 Million

SAN MATEO, Calif. - October 24, 2013-NetSuite Inc. (NYSE: N), the industry's leading provider of cloud-based financials / ERP and omnichannel commerce software suites, today announced results for its third quarter ended September 30, 2013.

Total revenue for the third quarter of 2013 was $106.9 million, representing a 34% increase over the same period in the prior year.

Cash flows from operations were $14.6 million in the third quarter of 2013, down from $15.2 million in the same period in the prior year.

On a GAAP basis, net loss for the third quarter of 2013 was $16.8 million, or $(0.23) per share, as compared to a net loss of $8.0 million, or $(0.11) per share, in the third quarter of 2012.

Non-GAAP net income for the third quarter of 2013 was $6.9 million, or $0.09 per share, as compared to non-GAAP net income of $5.7 million, or $0.08 per share, in the third quarter of 2012.

"This week has been a tale of two companies as NetSuite's Q3 revenue set a new record, while SAP effectively exited the business of providing software for mid-sized companies as they scale back their Business By Design product, which they once hyped as a NetSuite killer," said Zach Nelson, CEO of NetSuite. "These two divergent results show that as mission-critical software moves to the Cloud, it is far safer for customers to turn to committed leaders like NetSuite rather than bet on the PowerPoint presentations of last-generation providers like SAP, Microsoft and Sage."

Conference Call
In conjunction with this announcement, NetSuite will host a conference call at 2:00 p.m. PDT (5:00 p.m. EDT) today to discuss our third quarter 2013 financial results and our outlook for the fourth quarter of 2013 and full year 2013. A live audio webcast and replay of the call, together with detailed financial information, will be available in the Investor Relations section of NetSuite's website at www.netsuite.com/investors. The live call can be accessed by dialing 855-812-1881 (U.S.) or 817-385-7868 (outside the U.S.) and referencing passcode: 85770631. A replay of the call can also be accessed by dialing 855-859-2056 (U.S.) or 404-537-3406 (outside the U.S.), and referencing passcode: 85770631.

About NetSuite
NetSuite Inc. is the industry's leading provider of cloud-based financials / Enterprise Resource Planning (ERP) and omnichannel commerce software suites. In addition to financials/ERP software suites, NetSuite offers a broad suite of applications, including accounting, Customer Relationship Management (CRM), Professional Services Automation (PSA) and Ecommerce that enables companies to manage most of their core business operations in its single integrated suite. NetSuite software allows businesses to automate operations, streamline processes and access real-time business information anytime, anywhere. For more information about NetSuite, please visit www.netsuite.com.

Cautionary Note Regarding Forward-Looking Statements
This press release and NetSuite's scheduled conference call contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 relating to, among other things, expectations, plans, prospects and financial results for NetSuite, including, but not limited to, our expectations regarding our products, market demand, future earnings, revenue and market share growth. These forward-looking statements are based upon the current expectations and beliefs of NetSuite's management as of the date of this press release and conference call, and are subject to certain risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. All forward-looking statements made in this press release and during the conference call are based on information available to us as of the date thereof, and NetSuite disclaims any obligation to update these forward-looking statements.

In particular, the following factors, among others, could cause results to differ materially from those expressed or implied by such forward-looking statements: the market for on-demand services may develop more slowly than expected or than it has in the past; continued adverse and unpredictable macro-economic conditions or reduced investments in on-demand applications and information technology spending; quarterly operating results may fluctuate more than expected; unexpected disruptions of service at one or more of our data centers may occur; a security breach may impact operations; risks associated with material defects or errors in our software or the effect of undetected computer viruses could impact operations; the risk of technological developments and innovations by others; our ability to successfully identify other businesses and technologies for acquisition that will complement our business and the ability to successfully acquire and integrate those businesses and technologies; the risk of loss of power or disruption in Internet service; failure to manage growth and effectively scale the organization; failure to protect and enforce our intellectual property rights; assertions by third parties that we infringe their intellectual property rights; the ability to manage operations when faced with competitive pricing and marketing strategies by competitors or changing macro-economic conditions; the risk of losing key employees; evolving government regulation of the Internet and Ecommerce; changes to current accounting rules; changes in foreign exchange rates; and general political or destabilizing events, including war, conflict or acts of terrorism; and other risks and uncertainties.

Customers who purchase our services should make sure the decisions are based on features that are currently available. Please be advised that any unreleased services or features from NetSuite referenced in today's discussion or other public statements are not currently available and may not be delivered on time or at all.

For a detailed discussion of these and other cautionary statements, please refer to the risk factors discussed in filings with the U.S. Securities and Exchange Commission ("SEC"), including but not limited to our Annual Report on Form 10-K filed on February 28, 2013, Quarterly Report on Form 10-Q filed on August 1, 2013 and any subsequently filed reports on Forms 10-K, 10-Q and 8-K. All documents are available through the SEC's Electronic Data Gathering Analysis and Retrieval system ("EDGAR") at www.sec.gov or NetSuite's website at www.netsuite.com.

Non-GAAP Financial Measures
Our stated results include certain non-GAAP financial measures, including non-GAAP operating income, net income, weighted average shares outstanding, and net income per share. Non-GAAP operating income excludes expenses related to stock-based compensation expense, amortization of intangible assets, and transaction costs for business combinations. Non-GAAP net income excludes expenses related to stock-based compensation expense, amortization of intangible assets, transaction costs for business combinations, non-cash interest expense on convertible debt and income tax benefit associated with business combination. Non-GAAP operating income and non-GAAP net income exclude these expenses as they are often excluded by other companies to help investors understand the operational performance of their business, and in the case of stock-based compensation, can be difficult to predict. We believe these adjustments provide useful comparative information to investors.

We consider these non-GAAP financial measures to be important because they provide useful measures of our operating performance and are used by our management for that purpose. In addition, investors often use measures such as these to evaluate the operating performance of a company. Non-GAAP results are presented for supplemental informational purposes only for understanding our operating results. The non-GAAP results should not be considered a substitute for financial information presented in accordance with generally accepted accounting principles, and may be different from non-GAAP measures used by other companies.

A copy of this press release can be found on our Investor Relations website at www.netsuite.com/investors. The contents of the website are not incorporated by reference into this press release.

NOTE: NetSuite and the NetSuite logo are service marks of NetSuite Inc.

NetSuite Announces Third Quarter 2013 Results

NetSuite Inc.
Condensed Consolidated Balance Sheets
(dollars in thousands)
(unaudited)

	September 30, 2013	December 31, 2012
Assets
Current assets:
Cash and cash equivalents	$467,130	$185,859
Accounts receivable, net of allowances of $501 and $701 as of September 30, 2013 and December 31, 2012, respectively	65,118	64,861
Deferred commissions	30,617	26,959
Other current assets	17,276	9,049
Total current assets	580,141	286,728
Property and equipment, net	42,957	27,210
Deferred commissions, non-current	6,782	4,784
Goodwill	63,175	35,661
Other intangible assets, net	19,524	12,420
Other assets	10,159	2,972
Total assets	$722,738	$369,775
Liabilities and total equity
Current liabilities:
Accounts payable	$5,604	$3,476
Deferred revenue	178,624	154,051
Accrued compensation	20,273	18,806
Accrued expenses	14,987	11,974
Other current liabilities	16,951	9,948
Total current liabilities	236,439	198,255
Long-term liabilities:
Convertible 0.25% senior notes, net	251,201	—
Deferred revenue, non-current	10,982	7,365
Other long-term liabilities	15,893	5,386
Total long-term liabilities	278,076	12,751
Total liabilities	514,515	211,006
Total equity:
Common stock	747	727
Additional paid-in capital	636,286	535,853
Accumulated other comprehensive income	150	950
Accumulated deficit	(428,960)	(378,761)
Total equity	208,223	158,769
Total liabilities and total equity	$722,738	$369,775

NetSuite Announces Third Quarter 2013 Results

NetSuite Inc.
Condensed Consolidated Statements of Operations
(dollars and shares in thousands, except per share amounts)
(unaudited)

	Three months ended
	September 30, 2013	June 30, 2013	March 31, 2013	December 31, 2012	September 30, 2012
Revenue:
Subscription and support	$85,795	$80,239	$73,960	$68,534	$65,329
Professional services and other	21,080	20,757	17,669	16,472	14,462
Total revenue	106,875	100,996	91,629	85,006	79,791
Cost of revenue:
Subscription and support (1)	14,276	13,511	12,315	11,135	10,880
Professional services and other (1)	20,916	19,895	17,330	15,488	14,211
Total cost of revenue	35,192	33,406	29,645	26,623	25,091
Gross profit	71,683	67,590	61,984	58,383	54,700
Operating expenses:
Product development (1)	19,979	18,796	16,650	14,429	13,943
Sales and marketing (1)	52,315	53,960	46,752	42,563	38,591
General and administrative (1)	12,233	13,429	11,745	10,134	9,458
Total operating expenses	84,527	86,185	75,147	67,126	61,992
Operating loss	(12,844)	(18,595)	(13,163)	(8,743)	(7,292)
Other income / (expenses) and income taxes, net (1)	(3,928)	(1,795)	126	(878)	(692)
Net loss	(16,772)	(20,390)	(13,037)	(9,621)	(7,984)
Net loss per share	$(0.23)	$(0.28)	$(0.18)	$(0.13)	$(0.11)
Weighted average number of shares used in computing net loss per common share	74,379	73,946	73,144	71,977	71,161

(1) Includes stock-based compensation expense, amortization of intangible assets, transaction costs for business combinations, non-cash interest expense on convertible debt and income tax benefit associated with business combination as follows:

	September 30, 2013	June 30, 2013	March 31, 2013	December 31, 2012	September 30, 2012
Cost of revenue:
Subscription and support	$1,687	$1,588	$1,127	$1,135	$1,169
Professional services and other	2,191	2,452	1,846	1,612	1,688
Operating expenses:
Product development	5,926	6,342	4,848	3,999	4,035
Sales and marketing	6,825	7,379	5,175	4,283	4,142
General and administrative	3,889	5,613	3,946	3,148	2,686
Other income / (expenses) and income taxes, net	3,123	1,056	(1,119)	—	—
Total	$23,641	$24,430	$15,823	$14,177	$13,720

NetSuite Announces Third Quarter 2013 Results

NetSuite Inc.
Reconciliation of Net Loss Per Share to Non-GAAP Net Income Per Share
(dollars and shares in thousands, except per share amounts)
(unaudited)

	Three months ended
	September 30, 2013	June 30, 2013	March 31, 2013	December 31, 2012	September 30, 2012
Reconciliation between GAAP operating loss and non-GAAP operating income:
Operating loss	$(12,844)	$(18,595)	$(13,163)	$(8,743)	$(7,292)
Reversal of non-GAAP expenses:
Stock-based compensation and amortization of capitalized stock-based compensation (a)	18,470	20,264	15,196	12,503	12,584
Amortization of intangible assets and business combination costs (b)	2,048	3,110	1,746	1,674	1,136
Non-GAAP operating income	$7,674	$4,779	$3,779	$5,434	$6,428
Numerator:
Reconciliation between GAAP net loss and non-GAAP net income:
Net loss	$(16,772)	$(20,390)	$(13,037)	$(9,621)	$(7,984)
Stock-based compensation and amortization of capitalized stock-based compensation (a)	18,470	20,264	15,196	12,503	12,584
Amortization of intangible assets and business combination costs (b)	2,048	3,110	1,746	1,674	1,136
Non-cash interest expense on convertible debt (c)	3,123	1,056	—	—	—
Income tax benefit associated with business combination (d)	—	—	(1,119)	—	—
Non-GAAP net income	$6,869	$4,040	$2,786	$4,556	$5,736
Denominator:
Reconciliation between GAAP and non-GAAP weighted average shares used in computing basic and diluted net income / (loss) per common share:
Weighted average number of shares used in computing net loss per common share	74,379	73,946	73,144	71,977	71,161
Effect of dilutive securities (stock options and restricted stock awards) (e)	2,047	2,144	2,371	2,999	3,051
Non-GAAP weighted average shares used in computing non-GAAP net income per common share	76,426	76,090	75,515	74,976	74,212
GAAP net loss per share	$(0.23)	$(0.28)	$(0.18)	$(0.13)	$(0.11)
Non-GAAP net income per share	$0.09	$0.05	$0.04	$0.06	$0.08
Use of Non-GAAP Financial Measures
To supplement our condensed consolidated financial statements presented on a GAAP basis, NetSuite uses non-GAAP measures of operating income, net income, weighted average shares outstanding and net income per share, which are adjusted to exclude stock-based compensation expense, amortization of acquisition-related intangible assets, transaction costs for business combinations, non-cash interest expense on convertible debt and income tax benefit associated with business

NetSuite Announces Third Quarter 2013 Results

combination and includes dilutive shares where applicable. We believe these adjustments are appropriate to enhance an overall understanding of our past financial performance and also our prospects for the future.

These adjustments to our current period GAAP results are made with the intent of providing both management and investors a more complete understanding of NetSuite’s underlying operating results and trends and our marketplace performance.

The non-GAAP results are an indication of our baseline performance that are considered by management for the purpose of making operational decisions. In addition, these non-GAAP results are the primary indicators management uses as a basis for our planning and forecasting of future periods. The presentation of this additional information is not meant to be considered in isolation or as a substitute for operating loss, net loss or basic and diluted net loss per share prepared in accordance with generally accepted accounting principles in the United States. Non-GAAP financial measures are not based on a comprehensive set of accounting rules or principles and are subject to limitations.

While a large component of our expense in certain periods, we believe investors may want to exclude the effects of these items in order to compare our financial performance with that of other companies and between time periods:

(a)
Stock-based compensation is a non-cash expense accounted for in accordance with FASB ASC Topic 718. We believe that the exclusion of stock-based compensation expense allows for financial results that are more indicative of our operational performance and provide for a useful comparison of our operating results to prior periods and to our peer companies because stock-based compensation expense varies from period to period and company to company due to such things as differing valuation methodologies and changes in stock price. Additionally, we capitalize equity based compensation costs in connection with our capitalization of internally developed software costs. These equity based compensation costs are included in cost of revenue when the internally developed software costs are amortized. As such, we included these costs in the stock-based compensation line item to determine both non-GAAP operating income and non-GAAP net income.

(b)
Amortization of intangible assets and transaction costs, which include employee severance and facility closing costs, related to business combinations resulted principally from mergers and acquisitions. Expense for the amortization of intangible assets is a non-cash item, and we believe that the exclusion of this amortization expense provides for a useful comparison of our operating results to prior periods and to our peer companies. Business combinations result in non-continuing operating expenses which would not otherwise have been incurred in the normal course of our business operations. We believe that the exclusion of acquisition related expense items allows for financial results that are more indicative of our continuing operations and provide for a useful comparison of our operating results to prior periods and to our peer companies.

(c)
During the second quarter of 2013, we issued $310.0 million in senior convertible debt with a coupon interest rate of 0.25%. Interest is paid semiannually on June 1 and December 1 over the five year term of the debt. In connection with this convertible debt, we are required to recognize non-cash interest expense, including debt transaction costs, in accordance with the authoritative accounting guidance for convertible debt that may be settled in cash. We exclude this incremental non-cash interest expense, including debt transaction costs, for purposes of calculating non-GAAP net income and non-GAAP net income per share. We believe that excluding these expenses from our non-GAAP measures is useful to investors because the incremental interest expense does not represent a cash outflow for the company and the debt transactions cost do not represent a cash outflow for the company except in the period the debt was issued and therefore both are not indicative of our continuing operations or meaningful in evaluating current versus past business results. Finally, we believe that non-GAAP measures of profitability that exclude non-cash interest expense and debt transaction costs are widely used by analysts and investors.

(d)
In connection with a small acquisition during the first quarter of 2013, we recorded an income tax benefit that reduced our income tax provision for the first quarter of 2013. This income tax benefit is a non-cash item that would not otherwise have been incurred in the normal course of our business operations. We believe that the exclusion of acquisition related items allows for financial results that are more indicative of our continuing operations and provide for a useful comparison of our operating results to prior periods and to our peer companies.

(e)	These securities are anti-dilutive on a GAAP basis as a result of our net loss, but are considered dilutive on a non-GAAP basis in periods where we reported positive non-GAAP earnings.

NetSuite Announces Third Quarter 2013 Results

NetSuite Inc.
Condensed Consolidated Statements of Cash Flows
(dollars in thousands)
(unaudited)

	Nine Months Ended September 30,
	2013	2012
Cash flows from operating activities:
Net loss	$(50,199)	$(25,607)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	11,272	8,048
Amortization of other intangible assets	4,761	3,393
Amortization of debt discount and transaction costs	4,179	—
Provision for accounts receivable allowances	625	505
Stock-based compensation	53,597	35,939
Amortization of deferred commissions	39,971	33,269
Excess tax benefit on stock-based compensation	(330)	(259)
Changes in operating assets and liabilities, net of acquired assets and liabilities:
Accounts receivable	(153)	(9,476)
Deferred commissions	(45,627)	(32,876)
Other current assets	(8,118)	(137)
Other assets	(520)	797
Accounts payable	2,111	3,241
Accrued compensation	1,784	(1,398)
Deferred revenue	28,307	23,842
Other current liabilities	2,426	1,790
Other long-term liabilities	811	(181)
Net cash provided by operating activities	44,897	40,890
Cash flows from investing activities:
Purchases of property and equipment	(11,581)	(7,730)
Capitalized internal use software	(1,569)	(1,172)
Cash paid in business combinations, net of amounts received, and equity investment	(33,907)	(4,227)
Net cash used in investing activities	(47,057)	(13,129)
Cash flows from financing activities:
Proceeds from issuance of convertible 0.25% senior notes	310,000	—
Payments of issuance costs on convertible 0.25% senior notes	(8,260)	—
Payments under capital leases	(556)	(542)
Payments under capital leases and long-term debt - related party	(1,987)	(1,160)
Payments to repurchase common stock	(30,000)	—
Excess tax benefit on stock-based compensation	330	259
RSU acquired to settle employee withholding liability	(147)	(191)
Proceeds from issuance of common stock, net of issuance costs	14,868	10,523
Net cash provided by financing activities	284,248	8,889
Effect of exchange rate changes on cash and cash equivalents	(817)	354
Net change in cash and cash equivalents	281,271	37,004
Cash and cash equivalents at beginning of period	185,859	141,448
Cash and cash equivalents at end of period	$467,130	$178,452